UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

ONCOTHYREON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Oncothyreon Inc. (the “Company”) was held on June 13, 2013. The following is a brief description of each matter voted upon at the Annual Meeting and the final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as applicable, as to each such matter.

(1) Nominees for election as Class III directors to the board of directors, to hold office until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal:

	For	Withhold	Broker Non-Votes
Richard Jackson, Ph.D.	14,838,085	431,490	25,047,349
Robert Kirkman, M.D.	14,846,426	423,149	25,047,349

Pursuant to the foregoing votes, the nominees listed above were elected as Class III directors to serve on the Company’s board of directors.

(2) Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstain	Broker Non-votes
39,879,207	367,494	70,223	0

Pursuant to the foregoing votes, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Julia M. Eastland
Julia M. Eastland
Chief Financial Officer, Secretary and Vice President of Corporate Development

Date: June 14, 2013

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